Exhibit 32.1

Section 906 Certification

The undersigned officers of Anika Therapeutics, Inc. (the “Company”) hereby certify to their knowledge and in their respective capacities that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2016	/s/ CHARLES H. SHERWOOD
Charles H. Sherwood, Ph.D.
Chief Executive Officer
Principal Executive Officer

Date: October 31, 2016	/s/ SYLVIA CHEUNG
Sylvia Cheung
Chief Financial Officer
Principal Financial Officer

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Exchange Act.